EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 31, 2009, with respect to the consolidated financial statements included in the Annual Report of Schmitt Industries, Inc. on Form 10-K for the year ended May 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of Schmitt Industries, Inc. on Form S-8 (No. 333-03910, effective August 18, 2004).

/s/    Grant Thornton LLP

Portland, Oregon

July 30, 2010